UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 17, 2012 (April 5, 2012)

Q Lotus Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52595	14-1961383
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

500 North Dearborn Street, Suite 605, Chicago, IL 60654

(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code:  (312) 379-1800

_________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 5, 2012, Q Lotus Holdings, Inc. (“Q Lotus”) entered into an agreement (the “Agreement”) with Centarus Business Consultants Ltd (“Centarus”) to manage the process of evaluating the mineral potential of certain mining claims owned by Q Lotus. Centarus will manage the project that will be performed by a third party. The evaluation will gauge the status or level of development required for the mineral properties and will comply with SEC Industry Guide 7. Q Lotus shall pay Centarus a fee of $4,500 for its advisory service relating to the initial evaluation and $3,500 for each additional evaluation. In addition, Q Lotus shall pay fees for the initial evaluation in the amount of $26,500 for the third party performing the evaluation.

The description of the Agreement contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copy of the Agreement that is attached hereto as an exhibit, and which is incorporated herein by reference.

Item 9.01	Financial Statements And Exhibits.

(c)           Exhibits.

10.33              Agreement, dated April 5, 2012, between the Q Lotus Holdings, Inc. and Centarus Business Consultants Ltd. regarding the evaluation of the mineral potential of the mining claims owned by Q Lotus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q LOTUS HOLDINGS, INC.
(Registrant)

Date: April 17, 2012	By:	/s/ Gary A. Rosenberg
Gary A. Rosenberg
Chief Executive Officer